Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

1 May 2023

raymond.ng@harneys.com

+852 5806 7883

059189-0002-RLN

NaaS Technology Inc.

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Dear Sir or Madam

NaaS Technology Inc. (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to an offering (the Offering) by the Company of certain American depository shares (the ADSs), each ADS representing 10 class A ordinary shares of par value US$0.01 per share (the Shares).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement to be filed by the Company with the Commission in connection with the Offering.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands,

1.	The Company is an exempted company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: A Au | M Chu | I Clark | JP Engwirda | Y Fan

P Kay | MW Kwok | IN Mann | R Ng | ATC Ridgers | PJ Sephton

601210382.3

Anguilla | Bermuda | British Virgin Islands | Cayman Islands Cyprus | Hong Kong | Jersey | London | Luxembourg Montevideo | São Paulo | Shanghai | Singapore www.harneys.com

2.

The authorised share capital of the Company is US$100,000,000, divided into 10,000,000,000 shares comprising (i) 6,000,000,000 Class A Ordinary Shares of a par value of US$0.01 each, (ii) 300,000,000 Class B Ordinary Shares of a par value of US$0.01 each, (iii) 1,400,000,000 Class C Ordinary Shares of a par value of US$0.01 each, and (iv) 2,300,000,000 shares as such class or series (however designated) as the Directors may determine in accordance with the M&A.

3.

The issue and allotment of the Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the Shares will be validly issued, allotted and fully paid and there will be no further obligation of the holders of any of the Shares to make any further payment to the Company in respect of such Shares; and

4.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments..

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Form F-1, which is incorporated by reference into the Registration Statement, and to the reference made to this firm in the Registration Statement under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels

Harney Westwood & Riegels

SCHEDULE 1

List of Documents and Records Examined

1

A copy of the certificate of incorporation, a copy of the certificate of incorporation on change of name of the Company and a copy of the certificate of incorporation on change of name of the Company dated 16 July 2013, 16 June 2017 and 10 June 2022 respectively;

2	a copy of the second amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 19 April 2023 (the M&A);

3	a copy of the Certificate of Good Standing in respect of the Company issued by the Registrar of Companies dated 28 April 2023;

4	a copy of the register of members of the Company provided to us on 28 April 2023; and

5	a copy of the register of directors and officers of the Company provided to us on 28 April 2023;

Copies of 1-5 above have been provided to us by the Company’s registered office in the Cayman Islands (the Corporate Documents, and together with 6 and 7 below, the Documents).

6	A copy of the unanimous written resolutions of the directors of the Company dated 30 April 2023 (the Resolutions); and

7	The Registration Statement.

SCHEDULE 2

Assumptions

1

Authenticity of Documents. Copies documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Corporate Documents are authentic, all signatures, initials and seals are genuine, all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all material changes have been so indicated.

2

Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3

No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

4	Resolutions. The Resolutions remain in full force and effect.

5

Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

SCHEDULE 3

Qualifications

1	We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3

Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act.

5